UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 31, 2023

PowerSchool Holdings, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40684	85-4166024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Parkshore Drive Folsom, California	95630
(Address of principal executive offices)	(Zip Code)

(877) 873-1550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PWSC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2023, PowerSchool Holdings, LLC (f/k/a Severin Holdings, LLC) (“Holdings”), Severin Acquisition, LLC (the “Top Borrower”) and PeopleAdmin, LLC (the “PA Borrower” and together with the Top Borrower, the “Borrowers”), each a wholly-owned subsidiary of PowerSchool Holdings, Inc. (the “Company”), entered into the Incremental Term Facility Amendment No. 5 to the First Lien Credit Agreement (“Amendment No. 5”), by and among Holdings, the Borrowers, the subsidiaries of the Company party thereto (the “Subsidiary Guarantors”), Barclays Bank PLC, as the administrative agent, and the lenders party thereto, which Amendment No. 5 amends that certain First Lien Credit Agreement, dated as of August 1, 2018, among Holdings, the Borrowers, the Subsidiary Guarantors party thereto, Barclays Bank PLC, as the administrative agent, and the lenders and other parties thereto (as amended by that certain Incremental Term Facility Amendment No. 1, dated as of November 22, 2019, that certain Incremental Amendment No. 2, dated as of November 25, 2020, that certain Incremental and Refinancing Amendment No. 3, dated as of March 30, 2021, that certain Amendment No. 4, dated as of September 16, 2022, and Amendment No. 5, the “First Lien Credit Agreement”). Pursuant to Amendment No. 5, the Borrowers incurred an additional $100 million aggregate principal amount of incremental term loans (the “Incremental Term Loans”) under its term loan facility (the “Term Loan Facility”). The Incremental Term Loans are on the same terms as the existing term loans under the Term Loan Facility, and the Incremental Term Loans and the existing term loans under the Term Loan Facility are treated as a single fungible class of term loans. The Incremental Term Loans are guaranteed by Holdings, each Borrower (except with respect to its own obligations) and each Subsidiary Guarantor. Holdings, the Borrowers and the Subsidiary Guarantors have pledged substantially all of their assets as collateral for loans and other credit extensions under the First Lien Credit Agreement, including the Incremental Term Loans. The Borrowers expect to use the proceeds of the Incremental Term Loans to finance the Company’s previously announced acquisition of SchoolMessenger.

The foregoing description of Amendment No. 5 and the related Incremental Term Loans does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 5, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Incremental Term Facility Amendment No. 5, dated as of July 31, 2023, by and among PowerSchool Holdings LLC (f/k/a Severin Holdings, LLC), Severin Acquisition, LLC, PeopleAdmin, LLC, certain Restricted Subsidiaries from time to time designated thereunder as Co-Borrowers, the Subsidiary Guarantors party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent, relating to the First Lien Credit Agreement, dated as of August 1, 2018 (as amended), among PowerSchool Holdings LLC (f/k/a Severin Holdings, LLC), Severin Acquisition, LLC, PeopleAdmin, LLC, certain Restricted Subsidiaries from time to time designated thereunder as Co-Borrowers, the several banks, financial institutions, institutional investors and other entities from time to time party thereto as Lenders and the Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSCHOOL HOLDINGS, INC.

Date: August 4, 2023	By:	/s/ Eric Shander
	Name:	Eric Shander
	Title:	Chief Financial Officer